Exhibit 10.19

Agreement of PURCHASE AND SAle

This AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made as of ____, 2019 by and between Rosalind Spodek (the “Seller”) and Postal Realty Trust, Inc., a Maryland corporation (the “REIT”).

RECITALS

WHEREAS, the Seller is the record and beneficial owner of (i) equity interests (the “Property Entity Interests”) in the entities (the “Property Entities”) described on Exhibit A-1 hereto, which Property Entities are the direct or indirect owners of the real properties described on Exhibit A-1 hereto (the “Indirect Properties”), and (ii) undivided real property interests (the “Direct Property Interests”) in the real properties described on Exhibit A-2 hereto (the “Direct Properties”). The Property Entity Interests and the Direct Property Interests collectively are referred to herein as the “Interests” and the Indirect Properties and the Direct Properties collectively are referred to herein as the “Properties.”

WHEREAS, the transactions contemplated by this Agreement are related to the proposed initial underwritten public offering of shares of Class A common stock of the REIT (the “IPO”); and

WHEREAS, the Seller desires to sell, assign and convey the Interests to the REIT, and the REIT desires to acquire the Interests from the Seller, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing, and the representations, warranties and other terms contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE PURCHASE

1.1           Sale of Interests. The Seller hereby irrevocably agrees to sell, transfer and assign to the REIT at Closing (as defined herein) all of his right, title and interests in the Interests, together with any other interests the Seller may have in any of the Properties and the REIT agrees to purchase the Interests from Seller on the terms and conditions set forth in this Agreement. The Seller shall transfer the Interests to the REIT free and clear of all liens, encumbrances, security interests, pledges, voting agreements, prior assignments or conveyances, conditions, restrictions, claims, and any other matters affecting title thereto, other than Permitted Liens.

1.2           Consideration. The total consideration (the “Consideration”) for which the Seller agrees to sell, transfer and assign the Interests to the REIT, and which the REIT agrees to pay to the Seller, subject to the terms of this Agreement, at Closing (as defined herein) is not known as of the date of this Agreement, but shall consist of the Fixed Consideration (as defined below) and the Preliminary Consideration (as defined below) and shall be calculated as follows:

1.3           The consideration for the Property Entities on Exhibit A-1(B) shall be $________ (the “Fixed Consideration”). The “Preliminary Consideration” for the Property Entities on Exhibit A-1(A) and the Direct Property Interests on Exhibit A-2 shall be $____________.   If the IPO Price (as defined herein) is equal to the midpoint of the price range for the shares of the REIT’s Class A common stock in the IPO (the “IPO Price Range”) as set forth on the front cover of the REIT’s preliminary prospectus for the IPO filed with the U.S. Securities and Exchange Commission (the “SEC”), the Consideration shall equal the (i) Fixed Consideration and (ii) Preliminary Consideration, subject to any Prorations for the Properties. To the extent that the IPO Price (as defined herein) is greater than or less than the mid-point of the IPO Price Range, the Preliminary Consideration shall be increased or decreased, respectively and proportionately, in order to determine the Preliminary Consideration; provided, however, that in no event shall the Preliminary Consideration be greater than $_____________; provided further, that in no event shall the Preliminary Consideration be less than $_____________. In any event, the Consideration shall be adjusted to give effect to Prorations, if any, for the Properties.

1.4           No Further Interest. The Seller acknowledges and agrees that effective upon the Closing, and without any further action by the Seller, the Interests shall be transferred, assigned and conveyed to the REIT and the Seller shall no longer be an equity holder of any Property Entity, shall no longer be entitled to receive any distributions from any Property Entity, and shall have no further right, title or interest in any of the Properties or the Property Entities.

1.5           Definitions. As used in this Agreement, the following terms have the following meanings:

“Adverse Consequences” means all liabilities, demands, claims, actions, causes of action, costs, expenses, damages (including incidental, special, but excluding consequential and punitive damages and lost profits), Taxes, losses, penalties, fines, judgments or amounts paid in settlement, including reasonable attorneys’ and accountants’ fees, including, without limitation, all Adverse Consequences incurred by the REIT. The term Adverse Consequences expressly includes any consequences arising from the REIT’s sending, or failure to send, any filings relating to transfer taxes due, or otherwise, in connection with the transactions contemplated by this Agreement, including any interest, penalties or reassessment of the value of any Interest for purposes of ad valorem taxes, and the REIT’s failure to pay any transfer taxes due in connection with the transactions contemplated by this Agreement.

“IPO Price” means the public offering price per share of the REIT’s Class A common stock set forth on the front cover of the final prospectus for the IPO (the “Prospectus”), to be filed by the REIT with the SEC.

“Permitted Liens” means such of the following: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable or, if due and payable, not yet delinquent; (b) pledges or deposits to secure obligations under workers’ compensation or unemployment laws or similar legislation or to secure public or statutory obligations; (c) easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use or value of such property for its present purposes; (d) tenancy leases; and (e) deposits to secure trade contracts (other than for debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

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“Post-Closing Tax Period” means any taxable period that begins after the Closing Date and, in the case of a Straddle Period, the portion of the Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the end of the Closing Date and, in the case of a Straddle Period, the portion of the Straddle Period ending on the Closing Date.

“Prorations” means those proration and adjustment amounts that are customarily applied to closings of commercial real estate transactions in the county in which the Property is located, which amounts shall be calculated as of midnight (Eastern time) of the day immediately preceding the Closing Date and shall include:

(a)          Taxes. All real estate and personal property taxes and special assessments, if any, with respect to each Property shall be prorated at Closing;

(b)          Rents. All rents, including, without limitation, base rents, operating expense payments or common area maintenance charges and all other forms of additional rents, payable under the leases for the Properties and all other income from the Properties shall be prorated at Closing; and

(c)          Other Items. Any other items of revenue, operating expenses or other items which are customarily prorated between a transferor and transferee of real estate in the county in which the Property is located shall be prorated at Closing.

“Representation, Warranty and Indemnity Agreement” means the Representation, Warranty and Indemnity Agreement dated _________, 2019 by and among the REIT, the Operating Partnership and Andrew Spodek.

“Seller’s Percentage Interest” means, with respect to each Property Entity, the percentage set forth on Exhibit A-1 hereto under the heading “Seller’s Percentage Interest”, which reflects the Seller’s percentage ownership interest in each Property Entity pursuant to and in accordance with the applicable Governing Agreement (as defined herein) of the Property Entity.

“Straddle Period” means a taxable period beginning before and ending after the Closing Date.

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ARTICLE II

REPRESENTATIONS AND Warranties

2.1         Representations by the REIT. The REIT hereby represents and warrants to the Seller that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as defined herein):

(a)          Organization and Power. The REIT is duly organized, validly existing, and in good standing under the laws of the State of Maryland, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement.

(b)          The execution and delivery of this Agreement and the performance by the REIT of its obligations hereunder have been duly authorized by all requisite action of the REIT and require no further action or approval of the REIT’s shareholders or of any other individuals or entities in order for this Agreement to constitute a binding and enforceable obligation of the REIT.

2.2         Representations by the Seller. The Seller hereby represents and warrants to the REIT that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

(a)          Organization and Power; Due Authorization. The Seller has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by the Seller of his obligations hereunder and require no further action or approval of any other individuals or entities in order for this Agreement to constitute a binding and enforceable obligation of the Seller. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Seller pursuant to this Agreement constitutes, or when executed and delivered, constitute, will constitute, the legal, valid and binding obligation of the Seller, each enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

(b)          Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Seller has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any charter, bylaws, limited liability company agreement, partnership agreement, declaration of trust, mortgage indenture, lien agreement, note, contract, agreement, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Seller or to any Property, Interests or Property Entity.

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(c)          Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Seller in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (1) in any manner raises any question affecting the validity or enforceability of this Agreement, (2) could materially and adversely affect the business, financial position, or results of operations of the Seller or any Property Entity, Interests or Property, (3) could adversely affect the ability of the Seller to perform his obligations hereunder, or under any document to be delivered pursuant hereto, (4) could create a lien on the any of the Interests or any Property, any part thereof, or any interest therein, or (5) could adversely affect the any of the Interests or any Property, any part thereof, or any interest therein.

(d)          Good Title. Exhibit A-1 accurately sets forth the Seller’s Percentage Interest in each Property Entity and Exhibit A-2 accurately sets forth the Seller’s ownership interest in each Direct Property. The Seller is the sole record and beneficial owner of the Interests as set forth on Exhibit A-1 and Exhibit A-2 and has full power and authority to convey the Interests pursuant to the terms of this Agreement. No person has any community property rights, by virtue of marriage or otherwise, with respect to the Interests. The Seller has good and marketable title to the Interests. The Interests are free and clear of all liens, encumbrances, security interests, pledges, voting agreements, prior assignments or conveyances, conditions, restrictions, leaseholds by any party other than the current lessee, claims or any other matters affecting title thereto and at the Closing will be sold to the REIT free and clear of all liens, encumbrances, security interests, pledges, voting agreements, prior assignments or conveyances, conditions, restrictions, claims or other matters affecting title thereto, in each case other than Permitted Liens. No other person or entity has an option to purchase or a right of first refusal to purchase any of the Interests nor are there any agreements or understandings with respect to the voting, ownership or disposition of the Interests that could adversely affect the Seller’s ability to perform his obligations hereunder or the REIT’s ownership of the Interests following the Closing. There are no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Interests or any equity interest in any Property Entity that will be in effect as of the Closing.

(e)          Indebtedness. There is no indebtedness of any Property Entity or with respect to any Property, other than as set forth on Exhibit A-1 and Exhibit A-2 hereto.

(f)          No Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery and performance of this Agreement or the transactions contemplated hereby by the Seller has been obtained or will be obtained on or before the Closing Date. Each consent or approval required under any Governing Agreement (as defined herein), contract or agreement of any Property Entity, or among the partners, members or stockholders of any Property Entity, relating to indebtedness or otherwise, necessary for the execution, delivery and performance of this Agreement and the contribution, acquisition and transfer of the Interests has been obtained or will be obtained on or before the Closing Date.

(g)         Actions Prior to Closing. From the date hereof until the Closing Date, the Seller shall not take any action or fail to take any action the result of which would (1) have a material adverse effect on the Interests or the REIT’s ownership thereof, or any material adverse effect on the assets, business, condition (financial or otherwise), results or operation of any Property or any Property Entity after the Closing Date or (2) cause any of the representations and warranties contained in this Section 2.2 to be untrue as of the Closing Date.

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(h)         Governing Documents. The Seller has performed all of its obligations under the limited liability company agreement or operating agreement, as such may have been amended from time to time, as applicable, of each Property Entity in which it owns an interest, (each a “Governing Agreement” and collectively, the “Governing Agreements”).

(i)           Tax Treatment. The Seller represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of the transfer of the Interests to the REIT pursuant to the terms of this Agreement. The REIT has not made any representation to the Seller regarding the tax treatment of the transactions contemplated by this Agreement, and further represents and warrants that it has not relied on the REIT or the REIT’s representatives or counsel for any tax advice.

(j)           Bankruptcy with respect to the Seller. No Act of Bankruptcy has occurred with respect to the Seller or any Property Entity. As used herein, “Act of Bankruptcy” means if the Seller (A) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator, of himself or of all or a substantial part of his property, (B) admits in writing his inability to pay his debts as they become due, (C) makes a general assignment for the benefit of his creditors, (D) files a voluntary petition or commences a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) is adjudicated bankrupt or insolvent, (F) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (G) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against him in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any action for the purpose of effecting any of the foregoing.

(k)          Brokerage Commission. The Seller has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions contemplated by this Agreement.

(l)           Foreign Persons. The Seller is not a “foreign person” within the meaning of Section 1445(f) or Section 1446(f) of the Code.

ARTICLE III

INDEMNIFICATION

3.1         Survival of Representations and Warranties; Remedy for Breach.

(a)          All representations and warranties of the Seller contained in this Agreement or in any Schedule, Exhibit, certificate or affidavit delivered pursuant to this Agreement shall survive the Closing.

(b)          Following the Closing, the Seller shall be liable under this Agreement for monetary damages (or otherwise) for breach of any of his representations, warranties, covenants and obligations contained in this Agreement or in any Schedule, Exhibit, certificate or affidavit delivered by the Seller pursuant thereto.

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3.2         General Indemnification.

(a)          From and after the Closing Date, the Seller shall indemnify, hold harmless and defend the REIT and the REIT’s respective officers, directors, employees, stockholders, partners, agents and affiliates (each of which is an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, interest, penalties, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) asserted against, imposed upon or incurred by the Indemnified Party, to the extent resulting from any breach of a representation, warranty or covenant of the Seller contained in this Agreement, or in any Schedule, Exhibit, certificate or affidavit delivered by the Seller pursuant thereto. In each case, the Seller shall only bear the fees, costs or expenses in connection with the employment of one counsel (regardless of the number of Indemnified Parties), and any necessary local counsel.

(b)          The Seller shall also indemnify and hold harmless the Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Parties to the extent resulting from an unrelated third-party claim relating to the Interests arising from matters that occurred prior to Closing.

(c)          With respect to any claim of an Indemnified Party pursuant to this Section 3.2, to the extent available, the REIT agrees to use diligent good faith efforts to pursue and collect any and all available proceeds and benefits of any right to defense under any insurance policy that covers the matter which is the subject of the indemnification prior to seeking indemnification from the Seller until all proceeds and benefits, if any, to which the Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that the REIT may make a claim under this Section 3.2 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by either the Seller for the benefit of any Indemnified Party, then the Indemnified Party shall reimburse the Seller in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 3.2(a) hereof up to the amount actually paid (or deemed paid) by the Seller to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by the Seller with respect to insurance coverage disputes shall constitute Losses paid by the Seller for purposes of Section 3.2(a) hereof).

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3.3         Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Article III, the Indemnified Party shall give notice thereof to the Seller, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 3.4 hereof; provided that failure to give notice to the Seller will not relieve the Seller from any liability that it may have to any Indemnified Party, unless, and only to the extent that, such failure (a) shall have caused prejudice to the defense of such claim or (b) shall have materially increased the costs or potential liability of the Seller by reason of the inability or failure of the Seller (due to such lack of prompt notice) to be involved in any investigations or negotiations regarding any such claim. Such notice shall describe in reasonable detail the facts known to such Indemnified Party giving rise to such claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by law, such Indemnified Party shall deliver to the Seller, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents received by such Indemnified Party relating to such claim. The Indemnified Party shall permit the Seller, at such Seller’s option and expense, to assume the defense of any such claim by counsel selected by the Seller and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its sole expense; and provided further, however, that the Seller shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a full and complete release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid (or deemed paid) in full by the Seller. If the Seller shall not have undertaken such defense within 20 days after such notice, or within such shorter time as may be reasonable under the circumstances to the extent required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Seller and at such Seller’s sole cost and expense.

3.4         Limitations on Indemnification under Section 3.2(a).

(a)          The Seller shall not be liable under Section 3.2(a) hereof unless and until the total amount recoverable by the Indemnified Party under Section 3.2(a) exceeds one percent (1%) of the value of the aggregate Consideration and then only to the extent of such excess. The Seller’s total liability for indemnification shall not exceed the Consideration.

(b)          Notwithstanding anything contained herein to the contrary, before taking recourse against any assets of the Seller and subject to the limitations set forth in the following sentence, the Indemnified Party shall look, first to available insurance proceeds (including without limitation any title insurance proceeds, if applicable) in accordance with Section 3.2(c) above, and then to indemnification under this Article III. Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or in the event of Losses relating to a third-party claim, the Seller shall not be liable to the Indemnified Party for any indirect, special or consequential damages, loss of profits, taxes relating to tax years beginning on or after the Closing, loss of value or other similar speculative damages asserted or claimed by the Indemnified Party.

(c)          The limitations in this Section 3.4 shall not apply to any obligations of the Seller with respect to Prorations under this Agreement.

3.5         Limitation Period.

(a)          Any claim for indemnification under Section 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor on or prior to the fifth anniversary of the Closing.

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(b)          If asserted in writing on or prior to the date specified in Section 3.5(a) hereof for the applicable claim, any claims for indemnification pursuant to Section 3.2 hereof shall survive until resolved by mutual agreement between the Seller and the Indemnified Party or by arbitration or court proceeding.

3.6         Delivery of Indemnity Amounts. Indemnity payments may be made by the Seller in cash.

ARTICLE IV

COVENANTS

4.1         Covenants of the Seller.

(a)          Satisfaction of Conditions. The Seller hereby covenants that the Seller shall: (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions to Closing set forth herein, and (B) cooperate and assist in the REIT’s efforts to satisfy all of the conditions to Closing set forth herein, and agrees that the REIT shall not have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by the REIT in writing.

(b)          Consent to Transfers. The Seller hereby consents to the transfer of, and waives any rights of first refusal, right of first offer, buy-sell agreements, put, option or similar parallel or dissenter rights or similar rights afforded to the Seller under the Governing Agreements or otherwise with respect to any equity ownership interest in any Property Entity or Property or any other company or property being sold or transferred to the REIT by the Seller.

(c)          No Disposition or Encumbrance of Interests. From the date hereof through the Closing, except as specifically contemplated by this Agreement, the Seller shall not without the prior written consent of the REIT: (i) sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of the Interests or any interest in any Property; or (ii) mortgage, assign, pledge or otherwise encumber in any manner any of the Interests or any Property.

(d)          Ordinary Course of Business. From the date hereof through the Closing, and except as specifically contemplated by this Agreement, the Seller shall, to the extent within his control, cause each Property Entity to conduct its business in the ordinary course consistent with past practice, and shall, to the extent within the Seller’s control, not permit any Property Entity or Property without the prior written consent of the REIT and the REIT, to: (i) enter into any material transaction not in the ordinary course of business; (ii) mortgage, pledge or encumber the Interests, any assets of the Property Entity or any Property, (iii) cause or permit any change to the existing use of any Property; (iv) cause or take any action that would render any of the representations or warranties set forth herein untrue; (v) file an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) on Internal Revenue Service Form 8832 (Entity Classification Election) to treat the Property Entity as an association taxable as a corporation for federal income tax purposes; (vi) make or change any other tax elections; (vii) settle or compromise any claim, notice, audit report or assessment in respect of taxes; (viii) change any annual tax accounting period; (ix) adopt or change any method of tax accounting; (x) file any amended return, report or form (including an election, declaration, amendment, schedule, information return or attachment thereto) required to be filed with a governmental authority with respect to taxes (each, a “Tax Return”); (xi) enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any tax; (xii) surrender any right to claim a tax refund; (xiii) consent to any extension or waiver of the statute of limitations period applicable to any tax claim or assessment; or (xiv) make any distribution to its partners or members, except for cash distributions in the ordinary course of business consistent with past practices or as permitted by this Agreement.

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4.2         Tax Matters.

(a)          Tax Returns.

(1) Pre-Closing Tax Periods. The Seller shall cause each Property Entity to prepare and timely file all Tax Returns (other than amended Tax Returns) of each such Property Entity for any Pre-Closing Tax Periods, and the Seller shall remit or cause to be remitted any Taxes due in respect of such Pre-Closing Tax Periods. Such Tax Returns shall be prepared in a manner consistent with past practice, except as otherwise required by law, and on such Tax Returns, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods (including positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date). For the avoidance of doubt, the REIT or its assignee will have authority to sign any Tax Returns relating to the Property Entities that are filed after the Closing Date.

(2) Straddle Periods and Post-Closing Periods. The REIT or its assignee shall prepare and timely file all Tax Returns of the Property Entities for all taxable periods other than the Pre-Closing Tax Periods, and the REIT or is assignee shall remit or cause to be remitted any Taxes due in respect of such taxable periods. At least 45 days prior to the deadline for the filing of any Tax Return for a Straddle Period (and before the REIT or its assignee files such Tax Return), the REIT or its assignee shall furnish to the Seller a draft of such Tax Return and the Seller shall have the right to review, provide written comments on, and approve the portion of such draft Tax Return that relates to Taxes allocable to the portion of the Straddle Period for which the Seller is responsible.

(b)          Tax Matters. The Seller shall pay and indemnify, without duplication, the REIT or its assignee for the following Taxes (and all related Adverse Consequences including all out-of-pocket expenses incurred in defending an audit or other claim relating to such Taxes):

(1) all Taxes of Seller (including all income Taxes of Seller);

(2) all such Taxes resulting from a breach of any representation under Section 2.2(l) or a breach of any provision of this Section 4.2;

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(3) with respect to such Taxes attributable to any Pre-Closing Tax Period: (i) all such Taxes of the Property Entities; (ii) all such Taxes of any other Person that the Property Entities are liable for as a result of transferee liability, successor liability, or a contractual obligation, in each case, that is attributable to, or arose as a result of actions or breaches, incurred in such Pre-Closing Tax Period; and (iii) all Taxes resulting from a Property Entity being a member of, or leaving, during a Pre-Closing Tax Period, an affiliated group of corporations that files a consolidated, combined or unitary Tax Return for federal, state, local or foreign Tax purposes; and

(4) with respect to such Taxes attributable to any Straddle Period: (i) the Taxes of a Property Entity attributable to the portion of such Straddle Period that ends on the Closing Date, as determined under Section 4.2(c); and (ii) the Taxes of any other Person that a Property Entity is liable for as a result of transferee liability, successor liability, or a contractual obligation, in each case, that is attributable to, or arose as a result of actions or breaches, incurred on or before the Closing Date, as determined under Section 4.2(c).

For the avoidance of doubt, the indemnification obligations of the Sellers under this Section 4.2 shall not be subject to the amount limitations set forth in Article III.

(c)          Allocation of Taxes. For purposes of determining the amount of Taxes that relate to Pre-Closing Tax Periods and Straddle Periods for purposes of any obligation to indemnify for Taxes under Section 4.2(b) the parties agree to use the following conventions:

(1) Taxes in the form of interest, penalties, additions to tax or other additional amounts that are actually incurred, accrued, assessed or similarly charged on or after the Closing Date but that relate to Taxes that accrued on or before the Closing Date shall be treated as occurring prior to the Closing Date;

(2) Except for Taxes for which the REIT is responsible hereunder and for real estate taxes (apportioned pursuant to Section 1.5), for all Taxes that are payable with respect to any Straddle Period, the portion of such Tax that is attributable to the portion of the Straddle Period ending on the Closing Date shall be allocated between the portion of the period ending on the Closing Date and the portion of the period beginning after the Closing Date using the following conventions:

i.            in the case of such Taxes resulting from, or imposed on, net or gross income, Taxes resulting from, or imposed on, any sale, receipt, use, transfer or assignments of property or other asset, or Taxes resulting from, or imposed on, any payment or accrual of any amounts (including, without limitation, dividends, interest, or wages), the amount allocated to the portion of the period ending on the Closing Date shall be the amount of Tax that would be payable for such portion of the Straddle Period if such Person filed a separate Tax Return with respect to such Taxes or Taxes solely for the portion of the Straddle Period ending on the Closing Date using a “closing of the books” methodology for allocating items of such Tax Return; and

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ii.         in the case of all other such Taxes, the amount allocated to the portion of the period ending on the Closing Date shall equal to the amount of Taxes for the entire Straddle Period multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.

For purposes of clause (i), any item determined on an annual or periodic basis (including amortization and depreciation deductions and the effects of graduated rates) shall be allocated to the portion of the Straddle Period ending on the Closing Date based on the relative number of days in such portion of the Straddle Period as compared to the number of days in the entire Straddle Period.

(d)          Survival. The obligations of the Seller to pay or indemnify for a Tax under this Section 4.2 shall expire upon the expiration of the applicable statute of limitations (after taking into account any waiver, extension, tolling, or mitigation thereof) of the underlying Tax; provided, however, to the extent that the Seller’s obligation to pay a Tax arises under a contract or other agreement or arrangement, the Seller’s obligations under this Section 4.2 shall not expire until sixty (60) days after the expiration of such the Seller’s obligation to pay such Tax under the contract or other agreement or arrangement. All other obligations of the Seller under this Section 4.2 shall survive until fully performed.

(e)          The Seller and the REIT shall provide each other with such cooperation and information relating to any of the Interests, the Property Entities or the Properties as the parties reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, (iii) conducting or defending any proceeding in respect of taxes, or (iv) performing tax diligence, including with respect to the impact of this transaction on the REIT’s tax status as a REIT. Such reasonable cooperation shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The REIT shall promptly notify the Seller upon receipt by the REIT or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the income, properties or operations of any of the Property Entities or with respect to any Property and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the REIT or any of its affiliates, in each case, which may affect the liabilities for taxes of the Seller with respect to any tax period ending before or as a result of the Closing. The Seller shall promptly notify the REIT in writing upon receipt by the Seller, or any of the Seller’s affiliates, of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of any of the Property Entities or with respect to any Property. The REIT and the Seller may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date; provided, that the Seller shall have the right to control the conduct of any such audit or proceeding or portion thereof for which such Seller has acknowledged liability for the payment of any additional tax liability, and the REIT shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the REIT nor the Seller may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its affiliates without the consent of the other party, such consent not to be unreasonably withheld. The Seller and the REIT shall retain all Tax Returns, schedules and work papers with respect to the Sold Entities and the Properties, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax Returns and other documents relate and until the final determination of any tax in respect of such years.

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4.3         Relationship to Property Entities. The parties to this Agreement acknowledge and agree that, from and after the Closing (as defined herein), the Seller shall no longer be a member, partner, stockholder or equity owner, or, if applicable, managing member or general partner, of any Property Entity and shall have no rights or benefits under any Governing Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO THE CLOSING

5.1         Conditions to the REIT’s Obligations. In addition to any other conditions set forth in this Agreement, the REIT’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.1, all of which shall be conditions precedent to the REIT’s obligations under this Agreement.

(a)          IPO. The IPO, in such form and substance as the REIT, in its sole and absolute discretion, shall have determined to be acceptable, shall have been completed (or be completed simultaneously with the Closing).

(b)         Formation Transactions. The formation transactions described in the Prospectus shall have occurred or be scheduled to occur contemporaneously with the Closing hereunder.

(c)          Representations and Warranties. The representations and warranties made by the Seller pursuant to this Agreement, as well as those contained in the Representation, Warranty and Indemnity Agreement, shall be true and correct as of the Closing as though such representations and warranties were made at the Closing and, if requested by the REIT, the Seller shall have delivered a certificate to the REIT to such effect in regard to the Seller’s representations and warranties set forth in this Agreement.

(d)         Performance. The Seller shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing, including having delivered each of the items set forth in Section 6.2 hereof.

(e)          Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that restrains, prohibits or otherwise invalidates the consummation of the transactions contemplated by this Agreement, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

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(f)          Consents and Approvals. All necessary approvals and consents, if any, of governmental and private parties, including, without limitation, all ground lessors, tenants, other parties to service contracts, lenders and ratings agencies, partners, members or stockholders of any Property Entity, if any, to effect the transactions contemplated by this Agreement, shall have been obtained.

(g)         Representation, Warranty and Indemnity Agreement. Each of the parties thereto shall have entered into the Representation, Warranty and Indemnity Agreement.

(h)         No Material Adverse Change. There shall have not occurred between the date hereof and the Closing Date any material adverse change with respect to any of the Property Entities, the Interests or any Property or any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of any Property Entity or any Property.

(i)           Tenant and Lender Estoppels. The REIT shall have received tenant and lender estoppels in form and substance satisfactory to the REIT and its counsel.

5.2         Conditions to the Seller’s Obligation. In addition to any other conditions set forth in this Agreement, the Seller’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.2, all of which shall be conditions precedent to the Seller’s obligations under this Agreement.

(a)          Representations and Warranties. The representations and warranties made by the REIT pursuant to this Agreement shall be true and correct as of the Closing as though such representations and warranties were made at the Closing.

(b)         Performance. The REIT shall have performed and complied in all material respects with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing.

(c)          Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated by this Agreement, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

ARTICLE VI

CLOSING AND CLOSING DOCUMENTS

6.1         Closing. The consummation and closing (the “Closing”) of the transactions contemplated pursuant to this Agreement shall take place at the offices of Hunton Andrews Kurth LLP in New York, New York, or such other place as the REIT may designate, promptly following satisfaction of the conditions to Closing set forth herein (the “Closing Date”), or as otherwise set by agreement of the parties.

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6.2         Seller’s Deliveries. At the Closing, the Seller shall deliver the following to the REIT in addition to all other items required to be delivered to the REIT by Sellers:

(a)          Assignment of Interests in each Property Entity. An Assignment, in substantially the form of Exhibit B attached hereto with respect to the Property Entity Interests.

(b)          Certificate. A certificate from the Seller certifying to the REIT the accuracy of the representations and warranties made by the Seller hereunder.

(c)          FIRPTA Certificate. An affidavit from the Seller certifying pursuant to Section 1445 and Section 1446(f) of the Internal Revenue Code that the Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder).

(d)         Deed. A special or limited warranty deed (or its local equivalent), executed by the Seller conveying all of the Seller’s right, title and interest to each Direct Property to the REIT.

(e)          Property Documents. Copies of all existing title policies/commitments, surveys, plans and specifications, permits and approvals and other similar documents which pertain to each Property which may be in the Seller's possession or under its control.

(f)          Other Documents. Any other document or instrument reasonably requested by the REIT or required hereby.

6.3         Default Remedies. If the Seller defaults in performing any of the Seller’s obligations under this Agreement, the REIT shall have all rights and remedies available to it at law or in equity resulting from the Seller’s default, including without limitation, the right to seek specific performance of this Agreement and the Seller’s obligation to convey the Interests to the REIT hereunder. The parties acknowledge and agree that the failure of a condition precedent to occur, notwithstanding the good faith and commercially reasonable efforts of the applicable party, shall not be a default hereunder.

ARTICLE VII

MISCELLANEOUS

7.1         Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

REIT:

Postal Realty Trust, Inc.

75 Columbia Avenue

Cedarhurst, NY 11516

Attention: Andrew Spodek

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with a copy to (which shall not constitute notice):

Hunton Andrews Kurth LLP

Riverfront Plaza, East Tower

951 E. Byrd Street

Richmond, Virginia 23219

Attention: James V. Davidson

Fax No.: 804-787-8035

Seller:

______________________

______________________

______________________

______________________

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

7.2         Entire Agreement; Third-Party Beneficiaries. This Agreement, including, without limitation, the exhibits hereto, constitute the entire agreement and supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto.

7.3         Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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7.4         Governing Law.

(a)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be, except to the extent otherwise required by applicable law, commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any provision of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

(b)          Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(c)          If one or more parties shall commence an action, suit or proceeding to enforce any provision of this Agreement, the prevailing party or parties in such action, suit or proceeding shall be reimbursed by the other party or parties to such action, suit or proceeding for the reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party or parties with the investigation, preparation and prosecution of such action, suit or proceeding.

7.5         Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Each party may rely upon the facsimile or electronic pdf email signature of any other party as if such signature were an original signature.

7.6         Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

7.7         Incorporation. All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

7.8         Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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7.9         Waiver of Conditions. The conditions to each party’s obligations hereunder are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

7.10       Trial by Jury. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Page Follows.]

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IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

SELLER:

By:
Name: Rosalind Spodek

REIT:

Postal Realty Trust, Inc., a Maryland corporation

By:
Name:
Title:

[Signature Page to the Rosalind Spodek Purchase and Sale Agreement]